PENNSYLVANIA COMMERCE
                                                         BANCORP
                                                         [GRAPHIC OMMITTED]

                                    CONTACTS
                                    ---------

Gary L. Nalbandian                                      Mark A. Zody
Chairman/President                                      Chief Financial Officer
                                 (717) 975-5630


                  PENNSYLVANIA COMMERCE BANCORP EARNINGS UP 32%
                  ---------------------------------------------
                              DEPOSITS INCREASE 28%
                           --------------------------

     January 19, 2005- Camp Hill, PA - Pennsylvania Commerce Bancorp, Inc. (NASDAQ National Market Symbol: COBH) parent company of Commerce Bank/Harrisburg, N.A. reported record earnings and increased deposits, assets and loans for the fourth quarter and the year ended December 31, 2004, it was announced today by Gary L. Nalbandian, Chairman of the bank holding company.





==========================================================================================

                            FOURTH QUARTER FINANCIAL HIGHLIGHTS
                            -----------------------------------
                                     DECEMBER 31, 2004

                                                                               %
                                                                           Increase(1)
                                                                         -----------------
    * Total Assets:                                  $ 1.28 Billion                 21%

    * Total Deposits:                                $ 1.16 Billion                 28%

    * Total Loans (net):                             $  638 Million                 36%
    -----------------------------------------------------------------------------------
    * Total Revenues:                                $ 15.1 Million                 18%

    * Net Income:                                    $  2.3 Million                 32%

    * Diluted Net Income Per Share:                  $ 0.77                         12%


    (1) Compared to Fourth Quarter Ended December 31, 2003

==========================================================================================




     In commenting on the Company's financial results, Chairman Nalbandian said, "Our strong deposit growth of 28% and exceptional loan growth of 36% have propelled us to $1.3 billion in total assets in only our 19th year of operation.
Our positive operating leverage for the fourth quarter and for the year 2004 produced record net income for both periods."

         Some of our financial highlights were:

     >> Net income increased 32% for the fourth quarter of 2004 to $2.3 million and 31% for the year ended December 31, 2004 to $8.6 million.

     >> Revenue growth of 18% exceeded expense growth of 12% for the fourth quarter.

     >>   Earnings per share rose 12% for the fourth quarter and 22% for 2004.

     >> Net interest income grew 37% for the year ended December 31, 2004. The net interest margin for the year was 4.28% vs. 4.20% for 2003.

     >>   Core deposits grew $265 million, or 31%, for the year.

     >>   Comparable  store core deposits for stores open two years or more grew
          28%.

     >>   Total loans grew $169 million, or 36%, for the year.

     >> On November 2, 2004, the Company successfully completed its public stock offering with net proceeds totaling $20.8 million to support future growth.

     >>   For 2005, the Company plans to open 3-4 new stores.


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

Income Statement
----------------
                                              Three Months Ended                              Year Ended
                                                December 31,                                 December 31,
                               -----------------------------------------------  -----------------------------------------------
                                                                 %                                             %
                                      2004        2003        Increase                2004       2003       Increase
                               -----------------------------------------------  -----------------------------------------------
                                 (dollars in thousands, except per share data)   (dollars in thousands, except per share data)


Total Revenues:                      $15,138    $12,875         18%                  $57,881    $43,880         32%

Total Expenses:                       11,010      9,842         12%                   42,466     32,510         31%

Net Income:                            2,284      1,725         32%                    8,591      6,557         31%

Diluted Net Income Per Share:        $  0.77    $  0.69         12%                  $  3.26    $  2.68         22%



Balance Sheet
-------------


                       12/31/04       12/31/03        % Increase
                    ----------------------------------------------
                               (dollars in thousands)

Total Assets:         $1,277,367    $1,051,989            21%

Total Loans (net):       638,496       469,937            36%

Core Deposits:         1,122,524       857,978            31%

Total Deposits:        1,160,547       906,527            28%




Shareholder Returns
--------------------


                                As of December 31, 2004
                                -----------------------
                             Commerce           S & P Index
                             --------           -----------

             1 Year              30%               11%
             5 Years             30%               -2%
            10 Years             24%               12%




Total Deposits
--------------

     The Company's strong growth continues with total deposits at December 31, 2004 reaching $1.16 billion, a $254 million, or 28%, increase over total deposits of $907 million one year ago. The Company considers core deposits as all deposits other than public certificates of deposit and measures comparable store deposit growth as the annual percentage increase in core deposits for branch offices open two years or more.




                     12/31/04       12/31/03     $ Increase      % Increase
                     --------       --------     ----------      ----------
                                  (dollars in thousands)

Core Deposits:     $1,122,524    $  857,978    $  264,546            31%

Total Deposits:     1,160,547       906,527       254,020            28%




Core Deposits
-------------

         Core deposit growth by type of account is as follows:



                                                         4th Qtr 2004    Annual
                                12/31/04      12/31/03   Cost of Funds  Growth %
                              ----------    ----------   -------------  --------
                                              (dollars in thousands)

Demand                        $  206,393    $  170,414       0.00%         21%

Interest Bearing Demand          435,859       304,311       1.70          43%

Savings                          307,377       242,793       1.19          27%
                              ----------    ----------       ----     ----------

      Subtotal                   949,629       717,518       1.19          32%

Time                             172,895       140,460       2.59          23%
                              ----------    ----------       ----     ----------

      Total Core Deposits     $1,122,524    $  857,978       1.35%         31%
                              ----------    ----------       ----     ----------



Net Income and Earnings Per Share
---------------------------------

     Net  income  totaled  $2.3  million  for the  fourth  quarter  of 2004,  up
$559,000, or 32%, over net income of $1.7 million as reported for the fourth quarter of 2003.

     Net income per share on a fully diluted basis for the fourth quarter was $0.77, a 12% increase over the $0.69 recorded for the same period a year ago.
E.P.S. for both the fourth quarter 2004 and for the year ended December 31, 2004 reflect the impact of an additional 460,000 shares issued during the quarter through a public stock offering, as well as an additional 100,000 shares issued at the end of the third quarter 2004 through a private placement.


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


                                             Three Months Ended                              Year Ended
                                                December 31,                                 December 31,
                             ---------------------------------------------      ----------------------------------------
                                                                    %                                         %
                                     2004              2003      Increase          2004            2003    Increase
                             ---------------------------------------------      ----------------------------------------
                             (dollars in thousands, except per share data)    (dollars in thousands, except per share data)

    Net Income:                    $ 2,284           $1,725         32%          $ 8,591          $6,557      31%

    Diluted Net Income
    Per Share:                     $  0.77           $ 0.69         12%          $  3.26          $ 2.68      22%




     For the year ended December 31, 2004, net income totaled $8.6 million, up $2.0 million, or 31%, over net income of $6.6 million for the year ended December 31, 2003.

     Net income per fully diluted share was $3.26 for the year ended December 31, 2004 compared to $2.68 for the year ended December 31, 2003, an increase of 22%.



Total Revenues
--------------


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


                                                Three Months Ended                                 Year Ended
                                                    December 31,                                   December 31,
                          -----------------------------------------------------  ---------------------------------------------------

                             12/31/04          12/31/03           % Increase        12/31/04           12/31/03        % Increase
                          -----------------------------------------------------  ---------------------------------------------------
                                          (dollars in thousands)                                 (dollars in thousands)

 Total Revenues:             $ 15,138          $ 12,875               18%           $ 57,881           $ 43,880              32%



     Total revenues (net interest income plus non-interest income) for the fourth quarter increased $2.2 million to $15.1 million, an 18% increase over the fourth quarter of 2003. The growth in total revenue for the fourth quarter resulted primarily from a 22% increase in net interest income.

     Total revenues for the year ended December 31, 2004 increased by $ 14.0 million, or 32%, over the year ended December 31, 2003. This increase was the result of a 37% increase in net interest income and a 13% increase in non-interest income.


Net Interest Income and Net Interest Margin
-------------------------------------------

     Net interest income for the fourth quarter of $12.1 million represented a 22% increase over the $9.9 million recorded a year ago. For the year ended December 31, 2004, net interest income totaled $46.6 million, up $12.7 million, or 37%, over $33.9 million for the year ended December 31, 2003. The Company's strong, low-cost core deposit growth fueled volume increases in the level of interest earning assets, which resulted in the increase in net interest income for both the quarter and the year.

     The net interest margin for the fourth quarter of 2004 was 4.12% compared to 4.20% for the fourth quarter 2003. The decrease is primarily due to an increase in the Company's cost of funds to 1.55% during the fourth quarter of 2004 versus 1.22% for the same period in 2003. The net interest margin for the year ended December 31, 2004 was 4.28%, up 8 basis points over the net interest margin for the year ended December 31, 2003.


Non-Interest Income
-------------------

     Non-interest income for the fourth quarter of 2004 increased to $3.0 million from $2.9 million a year ago, a 4% increase. Excluding the net gain on sale of investment securities recognized during the fourth quarter of 2003, non-interest income increased by 30% during the fourth quarter of 2004 compared to the same period one year ago.

     Non-interest income for the year 2004 increased to $11.3 million from $10.0 million in 2003, a 13% increase. Excluding securities gains, non-interest income for the year ended December 31, 2004 increased by 24% over the year ended December 31, 2003.



     The growth in non-interest income for the fourth quarter and year ended was reflected in increased deposit charges and service fees as more fully depicted below:

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


                                               Three Months Ended                                     Year Ended
                                                  December 31,                                       December 31,
                             --------------------------------------------------     -----------------------------------------------
                                                                   %                                                       %
                                    2004            2003        Increase                  2004            2003         Increase
                             --------------------------------------------------     -----------------------------------------------
                                            (dollars in thousands)                                (dollars in thousands)

 Deposit Charges
 & Service Fees                     $ 2,787        $ 2,159          29%                 $ 10,252        $ 7,968             29%

 Other Operating Income                 258            183          41%                    1,044          1,142             (9)%
                             --------------------------------------------------     -----------------------------------------------

 Subtotal                             3,045          2,342          30%                   11,296          9,110             24%

 Net Investment Securities
 Gains                                    -            592            -                        -            880              -
                             --------------------------------------------------     --------------------------------------------

 Total Non-Interest Income          $ 3,045        $ 2,934           4%                 $ 11,296        $ 9,990             13%





Non-Interest Expenses
---------------------

     Non-interest expenses for the fourth quarter of 2004 were $11.0 million, up 12% from $9.8 million a year ago. Non-interest expenses for the year 2004 were $42.5 million, up 31% from $32.5 million for the year 2003. The increase in non-interest expenses for the fourth quarter and the year 2004 are primarily a result of the Company's store expansion and also reflect substantial infrastructure expenditures made by the Company to support future growth. The Company continued to experience positive operating leverage in the fourth quarter, with revenue growth of 18% exceeding non-interest expense growth of 12%.

     The Company opened five new branch offices between mid-June 2003 and the end of December 2003, two of these representing the Company's initial entry into the Berks County market. Also, as of December 31, 2004, seven of the Company's 24 branch offices were constructed within the past two years. As a result of this expansion and planned future growth, the Company has incurred increased expenses to construct the new branch offices and hire the appropriate personnel at all levels which allows it to continue to provide its high level of customer service and convenience

Lending
-------

     Loans increased $169 million, or 36%, to $638.5 million from $469.9 million a year ago, and the growth was represented across all loan categories.



         The composition of the Company's loan portfolio is as follows:


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

                                                                    Loan Composition
                                                                    ----------------

                               12/31/04        % of Total            12/31/03       % of Total     $ Increase         % Increase
                         -----------------  --------------      ---------------   -------------  -----------------  --------------
                                                                (dollars in thousands)

Commercial                      $ 172,733              27 %          $ 105,164              22 %         $ 67,569              64 %

Consumer                          109,569              17               71,007              15             38,562              54

Commercial Real Estate            277,672              43              222,913              47             54,759              25

Residential                        86,369              13               76,860              16              9,509              12
                         -----------------  --------------      ---------------   -------------  -----------------  --------------

       Gross Loans              $ 646,343             100 %          $ 475,944             100 %        $ 170,399

       Less:  Reserves             (7,847)                              (6,007)                            (1,840)
                         -----------------                      ---------------                  -----------------

       Net Loans                $ 638,496                            $ 469,937                          $ 168,559               36 %





Asset Quality
-------------

     Asset quality continues to be strong as non-performing assets at December 31, 2004 totaled $1.4 million, or 0.11%, of total assets, versus $1.4 million, or 0.13%, of total assets one year ago. Net charge-offs as a percentage of average loans outstanding for the year 2004 were 0.14% as compared to 0.20% for 2003.

         The Company's asset quality results are highlighted below:



                                                           Year Ended
                                                           ----------
                                                   12/31/04          12/31/03
                                                   --------          --------

       Non-Performing Assets/Assets                   0.11%             0.13%
       Net Loan Charge-Offs                           0.14%             0.20%
       Loan Loss Reserve/Gross Loans                  1.21%             1.26%
       Non-Performing Loan Coverage                    916%              513%
       Non-Performing Assets/Capital
            and Reserves                                 2%                3%



Investments
-----------

     The Company's investment portfolio increased by 10%, to $524.0 million from $475.3 million one year ago. The portfolio, consisting mainly of high quality U.S. Government agency and mortgage-backed obligations, has a weighted average yield of 5.11% and a current duration of 4.0 years as of December 31, 2004.

Capital
-------

     Stockholder's equity at December 31, 2004 totaled $85.0 million, an increase of $35.3 million, or 71%, over stockholder's equity of $49.7 million at December 31, 2003. Return on average stockholders equity (ROE) for the fourth quarter and year ended December 31, 2004 is shown in the table below:


                                     Return on Equity
                                     ----------------
                 Three Months Ended                        Year Ended
                 ------------------                        ----------
             12/31/04          12/31/03           12/31/04          12/31/03
             --------          --------           --------          --------

              12.36%            14.16%             14.78%            14.27%




     The Company completed a public stock offering on November 2, 2004, issuing 460,000 shares at $49.00 per share with net proceeds totaling $20.8 million.

     The Company's capital ratios at December 31, 2004 were as follows:

                                                   Regulatory Guidelines
                                 Commerce          "Well Capitalized"
                                ---------         ----------------------
     Leverage Ratio               7.79%                     5.00%
     Tier 1                      11.57                      6.00
     Total Capital               12.49                     10.00


Retail Activities
-----------------

     >> In October, the Company opened its 24th branch office, located in Lebanon County.

     >> "Same store core deposit growth" at December 31, 2004 was 28% compared to the same period one year ago.

     >> Commerce serves customers in Cumberland, Dauphin, Lebanon, York, and Berks counties.

     >> Commerce Bank/Harrisburg is also a member of "the Commerce Bank Network" led by Commerce Bancorp (NYSE: CBH) in Cherry Hill, N.J.

                FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION

     The Company may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

     These  forward-looking  statements  include  statements with respect to the
Company's  beliefs,  plans,  objectives,  goals,  expectations,   anticipations,
estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rate, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); the impact of the rapid growth of the Company; the Company's dependence on Commerce Bancorp, Inc. to provide various services to the Company; changes in the Company's allowance for loan losses; effect of terrorists attacks and threats of actual war; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

     The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company.